Exhibit (j) under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K

                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Auditors" in each Statement of Additional Information, and to the use of our reports dated January 25, 2001, in Post-Effective Amendment Number 38 to the Registration Statement (Form N-1A, No. 33-5149) of The Federated Funds International Series dated November 30, 2000.

                        ............            /S/ ERNST & YOUNG LLP
                                                ---------------------
                        ............            ERNST & YOUNG LLP


Boston, Massachusetts
January 23, 2001